Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         ARIZONA INSTRUMENT CORPORATION

                  1. Name. The name of the Corporation is Arizona Instrument Corporation.

                  2. Registered Office and Agent. The name and address of the registered office and registered agent of the Corporation is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware.

                  3.  Purpose.   The  purpose  for  which  this  Corporation  is
organized is the transaction of any or all lawful activity for which corporations may be organized under the General Corporation Law of Delaware, as it may be amended from time to time ("GCL").

                  4. Initial Business. The Corporation initially intends to conduct this business of developing, manufacturing and marketing various moisture and other test control equipment.

                  5. Authorized Capital. The total number of shares of stock which the Corporation shall have authority to issue is 11,000,000 shares, consisting of 10,000,000 shares of Common Stock, having a par value of $0.01 per share (the "Common Stock") and 1,000,000 shares of Preferred Stock, having a par value of $.01 (the "Preferred Stock").

                           The Board of  Directors  is  authorized,  subject  to
limitations prescribed by law and the provisions of Article 5, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                           The  authority  of the  Board  with  respect  to each
series shall include, but not be limited to, determination of the following:

                           (a) The number of shares constituting that series and
the distinctive designation of that series;

                           (b) The  dividend  rate on the shares of that series,
whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                           (c) Whether that series shall have voting rights,  in
addition to the voting rights provided by law, and, if so, the terms of such voting rights;
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                           (d)  Whether  that  series   shall  have   conversion
privileges, and, if so, the terms and conditions of such conversion rate in such events as the Board of Directors shall determine.

                           (e) Whether or not the shares of that series shall be
redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                           (f) Whether that series shall have a sinking fund for
the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                           (g) the  rights of the  shares of that  series in the
event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares on that series; and

                           (h)  Any  other  relative  rights,   preferences  and
limitations of that series.

                  6. Classifications and Terms of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than two directors nor more than ten directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The terms of the initial Class I directors shall terminate on the date of the 1989 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1990 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1991 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1989, successors to the class of directors whose terms expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the class so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining terms of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting (including without limitation newly created directorships) may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

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                           Notwithstanding  the foregoing,  whenever the holders
of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article Five applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Six unless expressly provided by such terms.

                  7. Removal of Directors. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article 7 as one class.

                  8. Election of Directors. Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided by the Bylaws of the Corporation.

                  9. Action by Consent of Stockholder. Any action required or permitted to be taken by the stockholders must be effected at a duly called and noticed annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders.

                  10. Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by the President, or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors, or at the request in writing of shareholders owning 10% or more in amount of the capital stock issued and outstanding and entitled to vote.


                  11. Special Voting Requirements.

                  (a) Except as set forth in Section (b) of this Article 11, the affirmative vote of the holders of 75% of the outstanding stock of the Corporation entitled to vote shall be required for:

                           (1)  any  merger  or   consolidation   to  which  the
Corporation,  or  any  of  its  subsidiaries,   and  an  Interested  Person  (as
hereinafter defined) are parties;

                           (2) any sale or other disposition by the Corporation,
or any of its subsidiaries, of all or substantially all of its assets to an Interested Person;

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                           (3)  any  purchase  or  other   acquisition   by  the
Corporation, or any of its subsidiaries, of all or substantially all of the assets or stock of an Interested Person; and

                           (4) any other  transactions with an Interested Person
which requires the approval of the stockholders of the Corporation under the GCL, as in effect from time to time.

                  (b) The provisions of Section (a) of this Article 11 shall not be applicable to any transaction described therein if such transaction is approved by resolution of the Corporation's Board of Directors, provided that a majority of the members of the Board of Directors voting for the approval of such transaction are Continuing Directors. The term "Continuing Directors" shall mean any member of the Board of Directors of the Corporation who is not the Interested Person, and not an affiliate, associate, representative or nominee of the Interested Person or of such an affiliate or associate, that is involved in the relevant transaction, and (A) was a member of the Board of Directors prior to the date that the person, firm or corporation, or any group thereof, with whom such transaction is proposed, became an Interested Person or (B) whose initial election as a director of the Corporation succeeds a Continuing Director or is a newly created directorship, and in either case was recommended by a majority vote of the Continuing Directors then in office.

                  (c) As used in this Article 11, the term "Interested Person" shall mean any person, firm or corporation, or any group thereof, acting or intending to act in concert, including any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, firm or corporation or group, which owns of record or beneficially, directly or indirectly, five percent (5%) or more of any class of voting securities of the Corporation.

                  12. Indemnification of Officers and Directors.

                  A. The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section A of Article 12 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

                  B. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) pursuant to
Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Section B of Article 12 shall apply to or have an effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

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                  C.  In  furtherance  and  not  in  limitation  of  the  powers conferred by statute:

                           (i)  the   Corporation   may  purchase  and  maintain
insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out if his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

                           (ii) the Corporation may create a trust fund, grant a
security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

                  13. Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized by majority vote of the whole Board of Directors to adopt, repeal, alter, amend or rescind the bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of 75% of the outstanding stock of the Corporation entitled to vote thereon; provided, if the Continuing Directors, as defined in Article 11 shall by a two thirds favorable vote of such Continuing Directors have adopted a resolution approving the amendment or repeal proposal and have determined to recommend it for approval by the holders of stock entitled to vote thereon, then the vote required shall be the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon.

                  14. Certificate. The corporation specifically elects not to be governed by Section 203 of the GLC. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to the reservations in Article 14. Provided, however, the affirmative vote of the holders of at least 75% of the voting power of the outstanding stock of the Corporation entitled to vote thereon, shall be required to alter, amend, or adopt any provision inconsistent with or repeal Articles 6, 7, 8, 9, 10, 11, 12 and 13 and this Article 14; provided, if the Continuing Directors, as defined in Article 11 shall by a two thirds favorable vote of such Continuing Directors have adopted a resolution approving the amendment or repeal proposal and have determined to recommend it for approval by the holders of stock entitled to vote thereon, then the vote required shall be the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon.

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                  15.   Incorporator.   The  name  and   address   of  the  sole
incorporator is as follows:

                          John Hudnall
                          1100 East University Drive
                          Tempe, Arizona  85281

                  THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set forth his hand this 10th day of June, 1988.


                                  /s/ John Hudnall
                                  --------------------------------
                                  John Hudnall